Exhibit 99.1

For Immediate Release

CONTACT:

MAP Pharmaceuticals, Inc.

Lisa Johnson

Media Contact

650-386-3122

ljohnson@mappharma.com

WeissComm Partners, Inc.

Julio Cantre

415-946-1055

jcantre@wcpglobal.com

MAP Pharmaceuticals Acquires Proprietary Drug Particle Formulation

Technology from Eiffel/Telesso Technologies Limited

MOUNTAIN VIEW, Calif., June 24, 2008/PRNewswire-FirstCall / — MAP Pharmaceuticals, Inc. (Nasdaq: MAPP) today announced that Telesso Technologies Limited, formerly Eiffel Technologies Limited (“Eiffel”), has agreed to transfer and assign to MAP Pharmaceuticals previously licensed intellectual property and know-how, as well as capital equipment, owned by Eiffel related to its supercritical fluid technology (“SCF”).

MAP Pharmaceuticals will make payments to Eiffel upon the successful transfer of the intellectual property and related capital equipment. Eiffel will receive milestone payments upon achievement of certain late stage clinical and regulatory milestones for the first product developed by MAP Pharmaceuticals using the Eiffel technology. The new agreement supersedes the research and development agreement entered into by the companies in 2005 and eliminates all royalty and milestone commitments under the previous agreement.

Since 2005, MAP Pharmaceuticals and Eiffel have collaborated on the development of methods for manufacturing drug particles either alone, or as a combination of two drugs in a single particle, using Eiffel’s SCF technology. The technology has been shown in clinical studies to be applicable to inhaled formulations of biologics and combination drug products. MAP Pharmaceuticals believes the technology may also apply to the combination of three different drugs into a single particle for inhalation or for use in other dosage forms.

“This acquisition allows MAP Pharmaceuticals to assume direct control of processing and manufacturing of drug formulations relating to the SCF technology, while also allowing full control of intellectual property,” said Timothy S. Nelson, President and Chief Executive Officer of MAP Pharmaceuticals. “We believe this technology can enable the development of numerous inhaled multi-drug combination and biologic inhalation products, in addition to our MAP0005 combination inhaled corticosteroid/beta agonist and MAP0001inhaled biologics programs, which have already demonstrated positive initial clinical results.”

About MAP Pharmaceuticals, Inc.

MAP Pharmaceuticals develops and plans to commercialize new therapies for children and adults who suffer from chronic conditions that it believes are not adequately treated by currently available medicines. The company applies its proprietary inhalation technologies to enhance the therapeutic benefits and commercial attractiveness of proven drugs while minimizing risk by capitalizing on their known safety, efficacy and commercialization history. MAP Pharmaceuticals has two drug candidates, Unit Dose Budesonide and MAP0004, in late stage development for the potential treatment of pediatric asthma and migraine respectively. MAP Pharmaceuticals’ pipeline also includes a drug candidate in early clinical development for the treatment of asthma and chronic obstructive pulmonary disease. Additional information about MAP Pharmaceuticals can be found at http://www.mappharma.com.

Forward-Looking Statements

In addition to statements of historical facts or statements of current conditions, this press release contains forward-looking statements, including with respect to our product development programs and product pipeline. Actual results may differ materially from current expectations based on risks and uncertainties affecting MAP Pharmaceuticals’ business, including, without limitation, risks and uncertainties relating to the transfer of technology from Eiffel and the development of new product candidates incorporating the Eiffel technology. The reader is cautioned not to unduly rely on the forward-looking statements contained in this press release. MAP Pharmaceuticals expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Additional information on potential factors that could affect MAP Pharmaceuticals’ results and other risks and uncertainties are detailed in its Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2008, and available at http://edgar.sec.gov.

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